GSI Group Reports Second Quarter Results


BEDFORD, MA July 31, 2008: GSI Group Inc., (Nasdaq: GSIG), a supplier of precision technology and semiconductor systems, today announced financial results for the second quarter ended June 27, 2008.

Second quarter revenue was $66.0 million, compared to $71.7 million in the first quarter of 2008 and $73.1 million for the second quarter of 2007. Excluding restructuring charges, operating profit was $1.6 million in the second quarter versus $1.5 million in the first quarter and $5.4 million in the second quarter of 2007. GAAP net income for the quarter was $1.1 million, or $0.03 per diluted share, compared to the first quarter results of $2.1 million, or $0.05 per diluted share, and $3.3 million, or $0.08 per diluted share in the second quarter of 2007.

Second quarter bookings were $51.2 million, compared to $56.1 million in the first quarter of 2008. The book-to-bill ratio was 0.78.

The backlog as of June 27, 2008 was $60.0 million, compared with $74.8 million in the first quarter of 2008. The backlog as of June 27, 2008 includes deferred revenue of $10.6 million.

Dr. Sergio Edelstein, President and CEO commented, "Although GSI's overall slower business levels mirror the current state of the semiconductor industry, our laser, scanner and encoder product lines continue to perform well. I am particularly pleased with the market's increasing acceptance of our new Lightning Scanners, JK and Fiber Lasers, and Mercury II Encoders."

"In addition, we have recently announced the execution of a definitve agreement to acquire Excel Technology," Dr. Edelstein continued. "This transaction will nearly double the revenues from our Precision Technology segment. Going forward, we expect the Precision Technology segment of our business will approach 80% of GSI's total revenue, and will expand our presence in several of our most attractive target markets."

Gross margin was 38.5% in the second quarter, versus 38.1% in the first quarter of 2008. Operating expenses, excluding restructuring charges, were $23.8 million in the second quarter compared to $25.9 million in the first quarter. Stock based compensation was $0.7 million in the second quarter versus $0.8 million in the first quarter of 2008.

Cash and cash equivalents were $183.3 million, an increase of $12.6 million from the first quarter. Second quarter cash usage includes disbursements of $3.3 million in connection with the Company's previously announced stock buyback program.

GSI launched a tender offer to purchase the outstanding shares of Excel Technology on July 23, 2008 and it is expected to remain open until August 19, 2008. The Company continues to expect that both the US Optics and Excel Technology transactions will close in the third quarter. For more infomation, please refer to our recent filings with the Securities and Exchange Comission.

Dial In: July 31st at 8:30 a.m. ET

GSI Group will host a conference call for investors at 8:30 a.m. Eastern time on July 31, 2008. Participants are invited to join by dialing (706) 634-5123 with an access code: 57330611. The replay will be available for two weeks by dialing
(706) 645-9291 with the replay passcode: 57330611. The conference call also will be broadcast live over the Internet at www.gsig.com.

About GSI Group Inc.

GSI Group Inc. supplies precision technology to the global medical, electronics, and industrial markets and semiconductor systems. GSI Group Inc.'s common shares are listed on Nasdaq (GSIG).

Forward Looking Information

Certain statements in this news release may constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the United States Securities Act of 1933 and
Section 21E of the United States Securities Exchange Act of 1934. These forward-looking statements include, but are not limited to, anticipated financial performance; management's plans and objectives for achieving more stable revenues and predictable growth, including as a result of the pending acquisition of Excel Technology (Excel); business prospects; industry trends; and market conditions. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "objective" and other similar expressions. Such statements are based on our management's beliefs and assumptions and on information currently available to our management and are subject to risks, uncertainties and changes in condition, significance, value and effect. Some of the risks and uncertainties that may cause actual results and events to differ materially from those set forth in the forward-looking statements include the following: our management's ability to maintain or accurately forecast revenue growth or to anticipate and accurately forecast a decline in revenue from any of our products or services; our ability to compete in an intensely competitive market; its ability to develop and introduce new products or enhancements on schedule and that respond to customer requirements and rapid technological change; new product introductions and enhancements by competitors; our ability to select and implement appropriate business models; plans and strategies and efforts to execute on them; our ability to identify, hire, train, motivate, and retain highly qualified management/other key personnel and its ability to manage changes and transitions in management/other key personnel; the impact of global economic conditions on GSI's business; unauthorized use or misappropriation of its intellectual property; as well as the risk factors discussed previously and in periodic reports filed by us with the SEC or with securities regulatory authorities in Canada.

In addition, to the extent the forward-looking statements assume, or are based upon, successful completion of the pending acquisition of Excel, such statements also involve risks and uncertainties that may cause actual results and events to differ materially from those set forth in the statements, including the following: (a) the occurrence of any event, change or other circumstance that could give rise to the termination of our definitive merger agreement with Excel Technology, Inc. (Excel), including our external financing being unavailable due to the non-satisfaction of the conditions contained in the financing agreements or the failure of the investors party thereto to fulfill their obligations thereunder; the inability to complete the acquisition of Excel due to the failure to receive required regulatory or other approvals or to satisfy other conditions to the transaction; the risk that the proposed acquisition disrupts current plans and operations; the risk that anticipated synergies and opportunities as a result of the acquisition will not be realized; difficulties or unanticipated expenses in connection with integrating Excel into GSI; the risk that the acquisition does not perform as planned, including the risk that we or Excel will not achieve revenue projections; the risk that the substantial indebtedness we will incur to finance the acquisition will materially and adversely affect our business by, among other things, requiring us to apply all or substantially all of our free cash flow to service the indebtedness and/or to dispose of assets to obtain cash for other permitted uses; the inability to retain key employees of either company; and changes in either company's business between now and the closing of the acquisition.

Readers should not place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Management and GSI disclaim any obligation to publicly update or revise any such statement to reflect any change in its expectations or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results and events will differ from those contained in the forward-looking statements.

                                 GSI GROUP INC.
                           CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)
       (U.S. GAAP and in thousands of U.S. dollars, except share amounts)

                                          June 27, 2008        December 31, 2007
                                          -------------        -----------------

                           ASSETS

Current Assets

      Cash and cash equivalents                 $183,271               $171,714
      Accounts receivable,                        57,945                 73,527
       less allowance of $374
       (December 31, 2007 -- $372)
      Income taxes receivable                     13,594                 12,241
      Inventories                                 62,640                 65,522
      Deferred tax assets                          8,264                  8,249
      Other current assets                         8,830                  7,394
                                                --------               --------
            Total current assets                 334,544                338,647

Property, plant and equipment,
   net of accumulated
   depreciation of $24,877
   (December 31, 2007 -- $32,263)                 42,401                 30,817
Deferred tax assets                                9,904                  9,887
Other assets                                         821                    713
Long-term investments                                997                    854

Intangible assets, net
   of amortization of $9,713
   (December 31, 2007 -- $8,603)                  11,722                 12,817
Patents and acquired technology,
   net of amortization of $42,307
   (December 31, 2007 --$40,122)                  17,881                 20,054
Goodwill                                          26,421                 26,421
                                                --------               --------
            Total Assets                        $444,691               $440,210
                                                ========               ========

             LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities

      Accounts payable                          $ 15,683                $17,504
      Income taxes payable                         1,365                  1,411
      Accrued compensation and benefits            8,848                 10,369
      Deferred
         revenue                                  10,629                  9,949
      Deferred tax liabilities                       290                    286
      Other accrued expenses                      12,435                  9,353
                                                --------               --------
            Total current liabilities             49,250                 48,872
Deferred compensation                                608                    676
Deferred tax liabilities                           7,589                  7,589
Accrued long term restructuring                    1,651                    938
Income taxes payable                               3,261                  3,537
Accrued pension liability                          4,598                  4,481
Deferred rent                                      2,938                     --
                                                --------               --------
            Total liabilities                     69,895                 66,093
Commitments and contingencies
Stockholders' equity
      Common shares, no par value;
         Authorized shares: unlimited;
         Issued and outstanding: 41,607,460
         (December 31, 2007-- 42,161,592)        304,569                310,970
      Additional paid-in capital                   9,712                  8,245
      Retained earnings                           51,530                 48,329
      Accumulated other
         comprehensive income                      8,985                  6,573
                                                --------               --------
            Total stockholders' equity           374,796                374,117
                                                --------               --------
               Total Liabilities and
               Stock holders' Equity            $444,691               $440,210
                                                ========               ========

   GSI GROUP INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)
     (U.S. GAAP and in thousands of U.S. dollars, except per share amounts)

                                                         Three Months Ended               Six Months Ended
                                                     -----------------------------------------------------------
                                                      June 27,        June 29,         June 27,          June 29,
                                                        2008            2007             2008              2007
                                                     ------------------------------------------------------------
Sales                                                $  66,010        $  73,117        $ 137,690        $ 147,321
Cost of goods sold                                      40,623           43,362           84,976           88,131
                                                     ---------        ---------        ---------        ---------
Gross profit                                            25,387           29,755           52,714           59,190
Operating expenses:
     Research and development and engineering            7,475            7,729           15,350           15,386
     Selling, general, administrative and other         14,700           14,925           31,017           28,866
     Amortization of purchased intangibles               1,601            1,690            3,280            3,419
     Restructuring expense (net of benefit)              1,501            1,576            1,184            3,928
                                                     ---------        ---------        ---------        ---------
Total operating expenses                                25,277           25,920           50,831           51,599

Income from operations                                     110            3,835            1,883            7,591
Other income                                                21               47              143               94
Interest income                                          1,002            1,667            2,167            3,214
Interest expense                                           (18)             (24)             (36)             (81)
Foreign exchange transaction gains (losses)                133              (62)             192             (434)
                                                     ---------        ---------        ---------        ---------
Income before income taxes                               1,248            5,463            4,349           10,384
Income tax provision                                      (154)          (2,140)          (1,148)          (3,861)
                                                     ---------        ---------        ---------        ---------
Net income                                           $   1,094        $   3,323        $   3,201        $   6,523
                                                     =========        =========        =========        =========
Net income per common share:
     Basic                                           $    0.03        $    0.08        $    0.08        $    0.15
     Diluted                                         $    0.03        $    0.08        $    0.08        $    0.15
Weighted average common shares outstanding (000's)      41,736           42,427           41,831           42,204
Weighted average common shares outstanding
     for diluted net income per
     common share (000's)                               41,853           42,678           42,112           42,409

                                 GSI GROUP INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                  (U.S. GAAP and in thousands of U.S. dollars)


                                                                             Three Months Ended           Six Months Ended
                                                                        ------------------------------------------------------
                                                                        June 27,       June 29,       June 27,        June 29,
                                                                          2008           2007           2008            2007
                                                                        ---------      ---------      ---------      ---------
Cash flows from operating activities:
Net income for the year                                                 $   1,094      $   3,323      $   3,201      $   6,523
Adjustments to reconcile net income to net cash provided by
   operating activities:
      Depreciation and amortization                                         3,387          4,202          7,254          8,326
      Stock-based compensation                                                651            693          1,433          1,022
      Deferred income taxes                                                    24           (214)           (29)          (199)
      Earnings from equity investment                                         (37)           (47)          (143)           (94)
      Unrealized gain on derivatives                                         (195)          (460)          (181)          (407)
      Gain on disposal of assets                                           (1,561)            --         (1,561)            --
      Non-cash restructuring charges                                          558             --            558             --
Changes in current assets and liabilities:
      Accounts receivable                                                  15,413        (11,143)        15,970        (16,250)
      Inventories                                                           3,823           (680)         2,953            849
      Other current assets                                                 (1,761)          (173)        (1,471)         5,837
      Accounts payable, accruals and taxes (receivable) payable               934         10,642         (1,726)         8,469
                                                                        ---------      ---------      ---------      ---------
Cash provided by operating activities                                      22,330          6,143         26,258         14,076
Cash flows used in investing activities:
      Acquisition of business                                                  --         (3,006)            --         (3,006)
      Proceeds from the sale of property and equipment                      3,211             --          3,211             --
      Additions to property, plant and equipment                          (12,475)        (1,495)       (16,677)        (3,293)
      (Increase) decrease in other assets                                     230             --           (108)            --
      Increase in other liabilities                                         3,149             11          3,650             27
                                                                        ---------      ---------      ---------      ---------
Cash used in investing activities                                          (5,885)        (4,490)        (9,924)        (6,272)
Cash flows provided by (used in) financing activities:
      Purchase of treasury shares                                          (3,326)          (286)        (6,439)          (760)
      Excess Tax benefit of stock options                                      15            204             23            258
      Issue of share capital (net of issue costs)                              20          3,095             38          6,328
                                                                        ---------      ---------      ---------      ---------
Cash provided by (used in) financing activities                            (3,291)         3,013         (6,378)         5,826
Effect of exchange rates on cash and cash equivalents                        (535)           191          1,601            348
                                                                        ---------      ---------      ---------      ---------
Increase in cash and cash equivalents                                      12,619          4,857         11,557         13,978
Cash and cash equivalents, beginning of period                            170,652        147,436        171,714        138,315
                                                                        ---------      ---------      ---------      ---------
Cash and cash equivalents, end of period                                $ 183,271      $ 152,293      $ 183,271      $ 152,293
                                                                        =========      =========      =========      =========

                                 GSI GROUP INC.
                  Consolidated Analysis By Segment (unaudited)
                         (In thousands of U.S. dollars)


                                                                   Three Months Ended              Six Months Ended

                                                              June 27,          June 29,       June 27,        June 29,
                                                               2008               2007           2008           2007
                                                             ---------         ----------     ----------     ----------
Sales:
Precision Technology Business .................................$45,488         $   46,921     $   89,523     $   90,545
Semiconductor Systems Business..................................20,989             27,110         49,756         58,968
Intersegment sales elimination (1)................................(467)              (914)        (1,589)        (2,192)
                                                               -------         ----------     ----------     ----------
Total..........................................................$66,010         $   73,117     $  137,690     $  147,321
                                                               =======         ==========     ==========     ==========

Gross profit %:
Precision Technology Business ....................................39.0%              38.4%          38.7%          37.2%
Semiconductor Systems Business ...................................37.0%              42.4%          36.4           43.1
Intersegment sales elimination....................................20.0%             (22.2)%          2.4           (5.1)
Total.............................................................38.5%              40.7%          38.3%          40.2%

(1)   Sales of Precision Technology products to Semiconductor segment


          Consolidated Sales Analysis By Geographic Region (unaudited)

                                               Three Months Ended
                                ------------------------------------------------
                                     June 27, 2008              June 29, 2007
                                -----------------------      -------------------
                                   Sales     % of Total       Sales   % of Total
                                -----------  ----------      -------  ----------
                                     (In millions)               (In millions)
North America                   $  27.4          41 %        $  19.2         26%
Latin and South America             0.1
Europe (EMEA)                      11.0           17            12.6         17
Japan                              12.5           19            15.7         22
Asia-Pacific, other                15.0           23            25.5         35
      Total                     $  66.0          100 %       $  73.1        100%
                                =======          ===         =======        ===